OMB Number: 3235-0569
Expires: January 31, 2003

Statement Under Oath of Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Allen F. Wise, principal executive officer of Coventry Health Care, Inc. (“Coventry”), state and attest that:

       (1)    To the best of my knowledge, based upon a review of the covered reports of Coventry, and, except as corrected or supplemented in a subsequent covered report:

     no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

       (2)    I have reviewed the contents of this statement with the audit committee of Coventry’s Board of Directors.

       (3)    In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

     Annual Report on Form 10-K for the year ended December 31, 2001, of Coventry;

      all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Coventry filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     any amendments to any of the foregoing.

By: /s/ Allen F. Wise	Subscribed and sworn to
before me this 14th day of
Allen F. Wise	August 2002.

08-14-02	By: /s/ Yvonne R. Zienta

Date	Notary Public
My Commission Expires: 12-02-02